                                                                   Exhibit 10.11
                       SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE

("Agreement") is entered into as of the 10th day of September, 1996 by and between SHIONOGI & CO., LTD., a Japanese corporation, having its principal offices at 1-8 Doshomachi 3-chome, Chuo-ku, Osaka 541, Japan ("Shionogi") and MOLECULAR BIOSYSTEMS, INC., a Delaware corporation, having its principal offices at 10030 Barnes Canyon Road, San Diego, California, 92121 USA ("MBI") to resolve any and all pending disputes between them.


                                 W I T N E S S E T H:


         WHEREAS, Shionogi and MBI (jointly referred to as the "Parties") have entered into a License and Cooperative Development Agreement dated March 2, 1989, as amended September 14, 1993, which provided, INTER ALIA, for MBI's granting of a license to Shionogi for certain rights to AlbunexR in Japan, The Republic of China (Taiwan) and The Republic of Korea (South Korea) ("License Agreement");

         WHEREAS, the Parties have served each other with notices of termination of the License Agreement;

         WHEREAS, the License Agreement contains an arbitration clause requiring the Parties to resolve their respective disputes through the American Arbitration Association;

         WHEREAS, each of the Parties has filed a Demand for Arbitration (collectively, "Demands for Arbitration") against the other, and such Demands for Arbitration are currently pending before the American Arbitration Association in New York, New York, in a proceeding entitled SHIONOGI & CO., LTD.
V. MOLECULAR BIOSYSTEMS, INC., AAA Case No. 13-T-133-00300-96 ("Arbitration");

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                            Settlement Agreement and Mutual Release
                               between Shionogi & Co., Ltd. and
                                  Molecular Biosystems, Inc.

         WHEREAS, the Parties recognize the risks and expense inherent in all arbitration, litigation or formal dispute resolution;

         WHEREAS, the Parties desire to enter into this Agreement to compromise and settle the issues of the Arbitration and other related matters without an admission of liability or fault by either Shionogi or MBI;

         WHEREAS, the Parties desire to resolve and settle all disputes between the Parties including, but not limited to, the claims raised in the Arbitration, upon the terms and subject to the conditions hereinafter set forth;


         NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement, the Parties do promise and agree as follows:

1. INCORPORATION OF RECITALS. The foregoing recitals are hereby incorporated into this Agreement as fully and effectually as if they were set forth at length in this paragraph.

2. DEFINITIONS. The terms used in this Agreement have the meanings given them in the License Agreement, except as follows:

         a.   "Agreement" means this Settlement Agreement and Mutual Release.


         b. "AlbunexR Demand" means any request from a customer or potential customer for AlbunexR, or for an ultrasound contrast imaging agent, within the indications approved for AlbunexR by the MHW.

         c. "AlbunexR-related Business" means the business activities involved in Shionogi's role with regard to AlbunexR.

         d.   "Clinical Data" means any data maintained, gathered, compiled, or

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                            Settlement Agreement and Mutual Release
                               between Shionogi & Co., Ltd. and
                                  Molecular Biosystems, Inc.

              generated by Shionogi or anyone acting on Shionogi's behalf and submitted to the MHW for the purpose of obtaining NDA Approval.

         e. "FS069" means MBI's second generation ultrasound contrast imaging agent consisting of perfluoropropane-filled microspheres in human serum albumin.

         f. "Import License" means approval obtained from the MHW to import AlbunexR into Japan.

         g.   "MHW" means the Ministry of Health and Welfare of Japan.

         h. "NDA" means a new drug application submitted to the MHW by Shionogi pertaining to AlbunexR.

         i. "NDA Approval" means the AlbunexR NDA approval granted to Shionogi by the MHW to import and manufacture AlbunexR.

         j. "New Licensee" means a person or entity to whom or which MBI grants some or all of MBI's rights to market and sell AlbunexR in Japan.

3. DATE AND TIME REFERENCE. All acts, obligations or events required to be performed or to take place under this Agreement by a given date shall be performed according to the date and time zone of Japan.

4. MONETARY SETTLEMENT. MBI shall pay Shionogi a total of eight million, five hundred thousand U.S. dollars ($8,500,000.00), payable via wire transfer of immediately available federal funds to an account specified by Shionogi, as follows:

         a. Three million U.S. dollars ($3,000,000.00) before the close of the third business day following the complete execution of this Agreement by the

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                            Settlement Agreement and Mutual Release
                               between Shionogi & Co., Ltd. and
                                  Molecular Biosystems, Inc.

              Parties and their counsel.

         b. Two million U.S. dollars ($2,000,000.00) on or before September 10, 1997;

         c. Two million U.S. dollars ($2,000,000.00) on or before September 10, 1998; and

         d. One million five-hundred thousand U.S. dollars ($1,500,000.00) on or before September 10, 1999.

5.  CONSENT TO JURISDICTION AND STIPULATED JUDGMENT IN THE EVENT OF
    NON-PAYMENT.
              a.Concurrently with the execution of the Agreement, MBI shall execute a Confession of Judgment and Statement Authorizing Entry of Judgment and shall obtain from qualified counsel an Attorney's Certificate of Examination (collectively, "Stipulated Judgment"), all in the forms attached hereto as Exhibits A-1, A-2 and A-3, which could be filed in Los Angeles County Superior Court for entry and enforcement in the event of non-payment of any of the payments provided for in Paragraph 4, above.

    b. In the event of non-payment, prior to the filing and enforcement of the Stipulated Judgment, Shionogi shall tender notice of non-payment in accordance with Paragraph 17, below, and shall provide MBI a three (3) business day period within which to tender payment to Shionogi of those sums then due under Paragraph 4, above. If Shionogi does not receive such payment within such three (3) business day period, then all sums due under Paragraph 4, above, shall be accelerated and payable immediately without further regard to the dates otherwise set forth in said

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                            Settlement Agreement and Mutual Release
                               between Shionogi & Co., Ltd. and
                                  Molecular Biosystems, Inc.

          paragraph, and Shionogi may proceed to file and to otherwise enforce the Stipulated Judgment without further notice to MBI.

     c. MBI shall not contest the jurisdiction of the Los Angeles County Superior Court for purposes of permitting the filing and enforcement of the Stipulated Judgment. For jurisdictional purposes, performance of the Agreement shall be deemed to be in Los Angeles County and within the territorial limits of the Central District of the Los Angeles County Superior Court.

     d. The Stipulated Judgment shall be kept confidential by Shionogi and shall not be filed, published or released to anyone until such time MBI has failed to make a payment called for in Paragraph 4, above, or other than as reasonably necessary to Shionogi's employees, accountants, attorneys, or other professional representatives, or other than as Shionogi may be legally required to disclose the Stipulated Judgment by appropriate governmental authorities, and only then by reason of a court order, subpoena or request bearing the force of law. The provisions of this paragraph shall survive only for a period of five (5) years from the date the Parties have entered into this Agreement.

6.  DOCUMENT ACCESSIBILITY AND STORAGE.

              a. Within five (5) business days from Shionogi's receipt of a written request from MBI, Shionogi shall make available to MBI during regular business hours at Shionogi's corporate office in Osaka, Japan, Clinical Data and other documentary information, exclusive of any document subject to the attorney-client privilege and/or attorney-work product privilege

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                            Settlement Agreement and Mutual Release
                               between Shionogi & Co., Ltd. and
                                  Molecular Biosystems, Inc.

                   ("Privileged Document"), pertaining to AlbunexR and in Shionogi's possession, custody or control. Notwithstanding the foregoing, any Privileged Document shall be made available to MBI only if the Privileged Document constitutes safety- or efficacy-related data pertaining to AlbunexR and such data is not otherwise made available by Shionogi to MBI. In the event Shionogi waives the attorney-client privilege by reason of it producing a Privileged Document to a third party, Shionogi shall immediately notify MBI and make such document available to MBI in the manner stated above.

              b. Within fourteen (14) calendar days from the date that the Parties enter into this Agreement, Shionogi shall provide to MBI a copy of the NDA and all correspondence exchanged between Shionogi, on the one hand, and the MHW, on the other hand, to obtain NDA Approval.

              c. Shionogi shall remain the custodian of all Clinical Data and other documentary information pertaining to AlbunexR, which is in Shionogi's possession, custody or control. In the event that Shionogi should desire to discard all or any portion of such Clinical Data or other documentary information pertaining to AlbunexR, Shionogi shall tender notice of the same to MBI in accordance with Paragraph 17, below, and shall afford MBI twenty (20) calendar days within which to notify Shionogi whether MBI will elect to take possession of such documents which Shionogi desires to discard ("Election"). If MBI makes such Election, Shionogi shall

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                            Settlement Agreement and Mutual Release
                               between Shionogi & Co., Ltd. and
                                  Molecular Biosystems, Inc.

                   make such documents available to MBI, F.O.B. at Shionogi's corporate offices in Osaka, Japan. If MBI fails to make a timely Election, or to take possession of such documents within thirty (30) calendar days from the date of MBI's timely Election, Shionogi may discard such documents without further notification to MBI.

              d. The provisions of this paragraph shall survive only for a period of five (5) years from the date the Parties have entered into this Agreement.

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                            Settlement Agreement and Mutual Release
                               between Shionogi & Co., Ltd. and
                                  Molecular Biosystems, Inc.

7.  DATA, APPROVALS, LICENSES.

              a. MBI shall work diligently to procure a New Licensee and have that New Licensee apply to the MHW for a new Import License as soon as practicable. Shionogi shall make available to the New Licensee during regular business hours at Shionogi's corporate offices in Osaka, Japan, all Clinical Data in Shionogi's possession, custody or control, within five (5) business days from Shionogi's receipt of a written request from the New Licensee. In addition, Shionogi shall cooperate in transferring the NDA Approval to a New Licensee until the NDA Approval transfer is effected, provided that the New Licensee has submitted to the MHW a notice of transfer of NDA Approval and has applied for a new Import License by September 30, 1996. If the New Licensee has applied to the MHW for transfer of NDA Approval and a new Import License within the specified period, Shionogi shall cooperate to preserve its NDA Approval and its Import License until the transfer of the NDA Approval can legally be effected or until December 31, 1996, whichever occurs first.

              b. If, despite reasonable efforts by MBI to procure a New Licensee, MBI is unable to do so by September 30, 1996, Shionogi shall agree to a one-time extension to and including November 15, 1996, for the New Licensee to apply for a transfer of NDA Approval and to apply for a new Import License ("Extension"). If the Extension is exercised, Shionogi shall cooperate to preserve its NDA Approval and its Import License until the

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                            Settlement Agreement and Mutual Release
                               between Shionogi & Co., Ltd. and
                                  Molecular Biosystems, Inc.

                   transfer can be legally effected and shall continue to cooperate with any subsequent transfer of the NDA Approval until February 14, 1997. In no event shall Shionogi's obligations to cooperate extend beyond February 14, 1997.

              c. With respect to AlbunexR, Shionogi makes no representation regarding any actions by the MHW or any other governmental agencies, including whether the MHW shall allow the transfer of its NDA Approval, or the application for a new Import License to the New Licensee.

8. FS069 ASSIGNMENT. Shionogi hereby assigns to MBI any and all of its rights to FS069 under the License Agreement. Shionogi makes no representation regarding any actions by the MHW, or any other governmental agency, which may be taken with respect to FS069.

9. ALBUNEXR SALES SUPPORT. Shionogi shall continue to meet AlbunexR Demand within Japan until MBI has secured a New Licensee for Japan, provided, however, that if a New Licensee has not applied to the MHW for transfer of the NDA Approval or has not filed an application for a new Import License within the period (including the Extension period) provided in Paragraph 7, above, Shionogi shall be under no further duty to supply AlbunexR to users in Japan or otherwise meet AlbunexR Demand. Under no circumstance is Shionogi at any time required to engage in any further promotion or advertising of AlbunexR. Under no circumstance shall Shionogi's agreement in Paragraph 7, above, to cooperate to preserve its NDA Approval and its Import License, obligate Shionogi in any way to meet AlbunexR Demand after December 31, 1996.

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                            Settlement Agreement and Mutual Release
                               between Shionogi & Co., Ltd. and
                                  Molecular Biosystems, Inc.

10. TERMINATION OF LICENSE AGREEMENT.

              a. The Parties hereby acknowledge the termination of the License Agreement and all licenses granted to Shionogi thereunder, and the return to MBI of all rights and licenses thereunder, except for a short-term, revocable, non-exclusive grant of rights to Shionogi for the sole purpose of permitting Shionogi to undertake its duties under Paragraphs 6, 7 and 9, above. The limited rights maintained by Shionogi under this paragraph shall terminate upon the MHW's transfer of Shionogi's NDA Approval and the granting of a new Import License to a New Licensee, or February 14, 1997, whichever occurs first.


              b. Shionogi shall continue to make reports on AlbunexR quarterly sales required under the License Agreement and on any adverse event on which Shionogi is notified by any doctor.

11. DISMISSAL. Concurrently with the execution of this Agreement, Shionogi and MBI shall dismiss all Demands for Arbitration with prejudice and shall execute and file a Stipulation to Dismiss Arbitration with Prejudice, in the form attached hereto as Exhibit "B", with the American Arbitration Association, which stipulation will, when filed, be sufficient to effect such a dismissal of the Arbitration with prejudice as to the Parties, and each of them. The Parties shall do all other things reasonably necessary, including signing any additional documents, in order to accomplish such dismissal.

12. MUTUAL RELEASES.

              a. Subject to the obligations imposed upon the Parties by this Agreement,

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                            Settlement Agreement and Mutual Release
                               between Shionogi & Co., Ltd. and
                                  Molecular Biosystems, Inc.

                   Shionogi and MBI hereby release and absolutely and forever discharge each other, and all of their respective past and present parent companies, affiliated companies, directors, officers, shareholders, employees, agents, representatives, attorneys, successors and assigns, of and from any and all claims, demands, damages, debts, liability, accounts, reckonings, obligations, costs, expenses, liens, actions and causes of action, whether known or unknown, suspected or unsuspected (all of which sometimes are referred to collectively as the "Released Claims") which they now have, own or hold or at any time heretofore ever had, owned or held or could, should or may hereafter have, own or hold including, but not limited to, those arising out of or related to the allegations in the Parties' respective Demands for Arbitration or alleged conduct and business practices referred to in the Demands for Arbitration and in the Arbitration itself.

              b. The Parties respectively acknowledge that they are familiar with Section 1542 of the California Civil Code, which provides as follows:

                        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                   The Parties waive and relinquish any rights and benefits which they have or

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                            Settlement Agreement and Mutual Release
                               between Shionogi & Co., Ltd. and
                                  Molecular Biosystems, Inc.

                   may have under Section 1542 of the California Civil Code to the full extent they may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement. The parties hereto acknowledge that they are aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of this Agreement, but that it is their intention hereby to fully, finally, and forever settle and release any and all Released Claims, known and unknown, suspected and unsuspected, which do now exist, may exist, or heretofore have existed between them, and further acknowledge that in furtherance of such intention, the releases given in this Agreement shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts.

              c. Shionogi hereby acknowledges that the payments under Paragraph 4, above, will, when received in their entirety by Shionogi, constitute full and complete satisfaction and discharge of any and all Released Claims referenced in Paragraph 12(a), above.

              d. The Parties acknowledge and agree that the sole consideration for executing this Agreement and for releasing the Released Claims is the payment by MBI and receipt by Shionogi of the sums due under Paragraph 4, above, and the exchange of releases set forth in this paragraph.

13. INDEMNIFICATION. The releases and dismissal with prejudice set forth hereinabove shall

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                            Settlement Agreement and Mutual Release
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                                  Molecular Biosystems, Inc.

    not extend to the indemnification provisions contained in Article XI,
    Section 11.5, subdivisions (c) and (d), of the License Agreement relating to patent infringement and products liability claims, respectively, or to any representation or warranty made in this Agreement. In the event Shionogi transfers its Clinical Data and/or NDA Approval to a New Licensee designated by MBI, MBI agrees to indemnify Shionogi from liability based on any and all claims asserted by the New Licensee against Shionogi, except to the extent that such liability arises out of activities undertaken by Shionogi after the date of transfer of the NDA Approval to the New Licensee or after February 14, 1997, whichever occurs first.

14. CONFIDENTIALITY. The Parties agree to keep the terms of this Agreement confidential, other than as reasonably necessary to the Parties' respective employees, accountants, attorneys, or other professional representatives, or as each of the Parties may be legally required to disclose such terms by appropriate governmental authorities, and only then by reason of the issuance of a court order, subpoena, or request having the force of law. Provided, however, each party shall be allowed to announce or disseminate that this Agreement allows MBI to re-acquire the exclusive licensing and other rights to manufacture and market Albunex-Registered Trademark-in the Far East for $8,500,000.00 to be paid in installments. The provisions of this paragraph shall survive only for a period of five (5) years from the date the Parties have entered into this Agreement.

15. REPRESENTATIONS AND WARRANTIES OF SHIONOGI. Shionogi represents and warrants to MBI:

              a. that at all times subsequent to the execution of the License Agreement and prior to the execution of this Agreement, Shionogi has, to the best of its

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                            Settlement Agreement and Mutual Release
                               between Shionogi & Co., Ltd. and
                                  Molecular Biosystems, Inc.

                   knowledge, filled all material orders it received for Albunex-Registered Trademark- and provided information about Albunex-Registered trademark- in response to any material inquiries about ultrasound contrast imaging agents.

              b. that it maintains an NDA Approval for the sale of Albunex-Registered Trademark- within Japan and has a license from the MHW to import Albunex-Registered Trademark-to Japan both of which are current and in full force as of the date of the Agreement.

              c. that it does not now or never has had any reason to believe that any written report made to MBI by Shionogi under the License Agreement contains false information.

              d. that at all times subsequent to the execution of the License Agreement and prior to the execution of this Agreement, Shionogi has conducted all Albunex-Registered Trademark- -related business in Japan in a manner that has not violated any applicable law, rule or regulation of any Japanese governmental authority;

              e. that Shionogi is a business entity validly organized under the laws of Japan;

              f. that Shionogi and the individual executing the Agreement on Shionogi's behalf are empowered and authorized to make, execute, deliver and perform this Agreement and the actions contemplated by it;

              g. that Shionogi's execution and delivery of this Agreement and its performance hereunder have been duly authorized by all necessary action; and

              h. that this Agreement, when executed, shall constitute the legal, valid and binding obligation of Shionogi, enforceable against it in accordance with its


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                            Settlement Agreement and Mutual Release
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                   terms.

16. REPRESENTATIONS AND WARRANTIES OF MBI.  MBI represents and warrants to
    Shionogi:

              a. that MBI is a business entity validly organized under the laws of Delaware;

              b. that MBI and the individual executing the Agreement on MBI's behalf are empowered and authorized to make, execute, deliver and perform this Agreement and the actions contemplated by it;

              c. that MBI's execution and delivery of this Agreement, including execution and delivery of the Stipulated Judgment, and MBI's performance hereunder have been duly authorized by all necessary action; and

              d. that this Agreement, when executed, shall constitute the legal, valid and binding obligation of MBI, enforceable against MBI in accordance with its terms.

17. NOTICES. All notices, requests, demands, processes and other communications hereunder shall be in writing and shall be deemed to have been duly given if: (1) personally delivered, when receipt is acknowledged; or delivered by an internationally-recognized overnight courier service, when received; or facsimile transmission, upon completion of transmission, if transmission is during the recipient's normal business hours and receipt of transmission is confirmed by the recipient; and (2) addressed as follows:

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                            Settlement Agreement and Mutual Release
                               between Shionogi & Co., Ltd. and
                                  Molecular Biosystems, Inc.


              TO SHIONOGI:

              Shionogi & Co., Ltd.
              1-8, Doshomachi 3-chome, Chuo-ku
              Osaka 541, JAPAN
                        Telephone:  06-202-2161
                        Facsimile:  06-229-0987

              Attention:     Mr. Yoshihiko Shiono
                             President

              WITH A COPY TO:

              Julia Tachikawa, Esq.
              1299 Ocean Avenue, Fifth Floor
              Santa Monica, California 90401
                        Telephone:  (310) 319-3250
                        Facsimile:  (310) 458-6290


              TO MBI:

              Molecular Biosystems, Inc.
              10030 Barnes Canyon Road
              San Diego, California 92121-2789
                        Telephone:  (619) 452-0681
                        Facsimile:  (619) 452-6187

              Attention:     Kenneth J. Widder, M.D.
                             Chairman and Chief Executive Officer

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                            Settlement Agreement and Mutual Release
                               between Shionogi & Co., Ltd. and
                                  Molecular Biosystems, Inc.

              WITH A COPY TO:

              Craig P. Colmar, Esq.
              Johnson and Colmar
              300 South Wacker Drive, Suite 1000
              Chicago, Illinois  60606
                        Telephone:  (312) 922-1980
                        Facsimile:  (312) 922-9283

18. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Representations and Warranties made in Paragraphs 15 and 16, above, shall survive only for a period of five (5) years from the date the Parties have entered into this Agreement.

19. COSTS AND EXPENSES. The Parties shall bear their own respective costs and expenses associated with their respective claims under the License Agreement including, but not limited to, their respective attorneys' fees and Arbitration fees incurred in connection with this Agreement, the Demands for Arbitration, or any other matter relating or leading up to the Arbitration.

20. CHOICE OF LAW, VENUE AND SUBMISSION TO JURISDICTION. This Agreement, its interpretation and enforcement shall be governed by the laws of the state of California without regard for California's choice of law provisions. Venue for any action arising out of this Agreement shall be in the Central District of the Los Angeles County Superior Court. Shionogi and MBI shall submit to the personal jurisdiction of the Los Angeles County Superior Court for any such action.

21. CLAIMS NOT ASSIGNED. Each of the Parties represents and warrants that it is the sole and lawful owner of all claims it is releasing under Paragraph 12, above, and that it has not heretofore assigned or transferred, or offered to transfer, any such claims to any person,

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                            Settlement Agreement and Mutual Release
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    corporation or entity.

22. NO ADMISSION OF LIABILITY. This Agreement reflects a compromise of disputed claims. It does not constitute and is not to be construed as an admission of liability by either of the Parties.

23. SUCCESSORS, ETC. The terms of this Agreement shall be binding upon and shall inure to the benefit of each of the Parties and their respective partners, agents, representatives, attorneys, insurers, employees, licensees, predecessors, successors, heirs, assigns, directors, officers, shareholders, executors, administrators, and/or any other person or persons who may in any fashion claim an interest in the subject matter hereof through either of the Parties.

24. INDEPENDENT COUNSEL. Shionogi and MBI each hereby warrants and represents to the other that it has consulted with and has been represented by independent counsel in making the settlement, release, and other matters provided for in this Agreement, and with respect to the advisability of executing this Agreement. Each of the Parties, together with its attorneys, has made such investigation of the facts pertaining to this Agreement and to the settlement and releases provided for in this Agreement as it has deemed necessary, and, in entering into this Agreement, each of the Parties has relied upon its investigations and the investigations of its attorneys and representatives and has not relied upon any representations by any representative of the other party, except as to those representations set forth in Paragraphs 15 and 16, above.

25. ATTORNEYS' FEES. In the event of any action, suit or other proceeding brought by one of the Parties concerning the negotiation, interpretation, validity, performance or breach of

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                            Settlement Agreement and Mutual Release
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    this Agreement, the prevailing party shall recover all of such party's actual attorneys' fees, expenses and costs, not limited to costs of suit, incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions relating thereto, and the collection of such fees, expenses and costs.

26. AMENDMENTS. This Agreement will not be amended, modified or supplemented nor any term or condition hereof waived except in a writing signed by the authorized representatives of each of the Parties.

27. CAPTIONS. The captions of sections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

28. CONSTRUCTION OF AGREEMENT. All Parties to this Agreement acknowledge that they and their counsel have reviewed and revised this Agreement and that the normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. This Agreement shall not be construed either for or against any party hereto but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the Parties as reflected in this Agreement.

29. ENTIRE AGREEMENT. The Parties agree that this Agreement shall be final and binding upon the Parties, their successors and assigns, and any changes in this Agreement, whether by additions, deletions, waivers, amendments or modifications, may be made only in writing and signed by both of the Parties. This Agreement and the Exhibits annexed hereto constitute a single, integrated written contract expressing the entire agreement of the Parties concerning the subject matter hereof. No covenants, agreements, representations

                            Settlement Agreement and Mutual Release
                               between Shionogi & Co., Ltd. and
                                  Molecular Biosystems, Inc.

    or warranties of any kind whatsoever have been made by either party hereto, except as specifically set forth in this Agreement. All prior discussions and negotiations with respect to the subject matter hereof have been and are merged and integrated into, and are superseded by, this Agreement.

30. SEVERABILITY. If any provision of this Agreement is held unenforceable or in conflict with the laws of any jurisdiction, the provision shall be regarded as severable from this Agreement and the remaining provisions shall remain in full force.

31. COOPERATION. The Parties shall cooperate with one another in signing such documents and instruments as may be necessary or desirable in performing this Agreement.

32. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. Facsimile signatures shall be deemed original until original signatures are supplied.

                            Settlement Agreement and Mutual Release
                               between Shionogi & Co., Ltd. and
                                  Molecular Biosystems, Inc.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered in their respective names by their authorized representatives as of the date and year first above written.


                             MOLECULAR BIOSYSTEMS, INC.



                             By: /s/ Kenneth J. Widder
                                -----------------------------------
                                       Its Authorized Officer
                                           Kenneth J. Widder, M.D.
                                    Chairman and Chief Executive Officer

                             SHIONOGI & CO., LTD.



                             By: /s/ Yoshihiko Shiono
                                -----------------------------------
                                       Its Authorized Officer
                                             Yoshihiko Shiono
                                              President

APPROVED AS TO FORM:

LeBOEUF, LAMB, GREENE & MACRAE
725 S. Figueroa Street
Los Angeles, California  90017-5436

By: /s/ Dean Hansell
   --------------------------
         Dean Hansell


ROGERS & WELLS
444 South Flower Street
Los Angeles, California 90071-2901

By: /s/ Terry O. Kelly
   --------------------------
         Terry O. Kelly